EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the use in this Post-Effective Amendment No. 124 to Registration Statement No. 02-90946 on Form N-1A of our report dated December 27, 2006, relating to the financial statements and supplementary data of the Global Macro Portfolio (formerly Strategic Income Portfolio), which appear in the October 31, 2006 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Other Service Providers" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PRICEWATERHOUSECOOPERS LLP Boston, Massachusetts April 13, 2007